Exhibit 99.1

Lexaria Updates Burlington License Application

KELOWNA, BC—December 9, 2014 - Lexaria Corp. (OTCQB: LXRP) (CSE: LXX) (the "Company" or "Lexaria") is pleased to announce progress on the Burlington, Ontario MMPR license application.

Health Canada has advised our joint venture partner Enertopia Corp (ENRT) that the Burlington, Ontario application has advanced to the Enhanced Screening Stage of the application process.

The Burlington Joint Venture with Enertopia Corp originally applied in July 2014 to produce 10,000kg of Medical Marihuana per year under its Licensed Producer application. Enertopia has 51% interest in the joint venture and Lexaria Corp 49% as earlier released.

Health Canada has noted the following steps in processing an application. Note there are no specific process times for each step:

Step 1:	Preliminary Screening (Completed)
Step 2:	Enhanced Screening (Underway)
Step 3:	Security Clearance
Step 4:	Review
Step 5:	Ready to build letter (if required by applicant)
Step 6:	Pre-licence inspection
Step 7:	Licensing

The current application is thorough and has been considerably improved by improvements made during the Preliminary Screening process, which has now been completed. The Burlington JV has requested a Ready To Build letter from Health Canada once the application has completed step 4 of the approval process.

The Joint Venture (JV) has been active in the local community and has received very good community and media support. The JV also met with the local policing authority and upon licensing by Health Canada we have proposed that the local police could conduct security and swat team training at the facility. We are very pleased to be working closely with law enforcement and look forward to their insights in preventative and proactive security measures.

Lexaria thanks its managers and its consultants for their dedication and hard work in advancing the license application to date.

On November 24, 2014 Health Canada updated the number of Licensed Producers to sell Marijuana to 14 and the number of Licensed Producers to grow Marijuana at 8 for a current total of 22 Licensed Producers in Canada.

About Lexaria

Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for opportunities that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana or alternative health businesses will provide any benefit to Lexaria. The Company makes no human health claims related to cannabinoids derived from any source.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.